Exhibit 3.2

                                  BY-LAW NO. 1
                       A by-law relating generally to the
                            conduct of the affairs of

                             1375400 ONTARIO LIMITED

                                    CONTENTS

1.   Interpretation                     7.   Shares
2.   Directors                          8.   Dividends
3.   Meetings of Directors              9.   Loans to Shareholders
4.   Remuneration etc.                  10.  Financial Year
5.   Officers                           11.  Notices
6.   Meetings of Shareholders           12.  Execution of Documents

              BE IT ENACTED AND IT IS HEREBY ENACTED as a by-law of

                             1375400 ONTARIO LIMITED

(hereinafter called the "Corporation") as follows:

                              ONE - INTERPRETATION

1.01 Definitions. In this by-law unless the context otherwise requires:

     (a) "Act" means the Business Corporations Act, R.S.O. 1990 c. B.16 as amended from time to time and includes the regulations under the Act as amended from time to time;

     (b) "articles" means the articles of incorporation of the Corporation, as amended from time to time;

     (c)  "board" means the board of directors of the Corporation;

     (d) "by-laws" means all by-laws of the Corporation, as amended from time to time;

     (e) "number of directors" means the number of directors provided for in the articles or, where a minimum and maximum number is provided for in the articles, the number of directors determined by a special resolution or by resolution of directors passed pursuant to the Act;


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     (f)  "person"  includes an individual,  sole  proprietorship,  partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, and a natural person in his
          capacity  as   trustee,   executor,   administrator   or  other  legal
          representative;

     (g) the singular includes the plural and the plural includes the singular; and

     (h)  the masculine gender includes the feminine and the neuter.

1.02 Interpretation. Words and expressions defined in the Act have the same meanings when used herein.

                                 TWO - DIRECTORS

2.01 Qualification. No person shall be qualified for election as a director if he is less than eighteen years of age if he is of unsound mind and has been so found by a court in Canada or elsewhere, if he is not an individual or if he has the status of a bankrupt. A director need not be a shareholder. A majority of the directors and of any committee of directors shall be resident Canadians provided that if the number of directors is two at least one shall be a resident Canadian.

2.02 Election and Term. The election of directors shall take place at the first meeting of shareholders and at each succeeding annual meeting of shareholders and all directors then in office shall retire at the close of the meeting, but, if qualified, shall be eligible for re-election. If an election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected.

2.03 Resignation. Subject to the Act, a director may resign from office upon giving notice thereof in writing to the Corporation and the resignation becomes effective at the time a written resignation is received by the Corporation or at the time specified in the resignation, whichever is the later.

2.04 Removal. Subject to the Act, the shareholders may, by ordinary resolution at an annual or special meeting of shareholders, remove any director or directors from office and a vacancy created by the removal of a director may be filled at the meeting of the shareholders at which the director is removed or if not so filled, may be filled in accordance with section 2.06 hereof.

2.05 Vacation of Office. A director ceases to hold office if he dies or, subject to the Act, resigns his office, if he is removed from office by the shareholders or if he ceases to be qualified as a director.

2.06 Filling Vacancy. Subject to the Act, a quorum of the board may fill a vacancy in the board, except a vacancy resulting from an increase in the number of directors or in the maximum number of directors or from a failure of the shareholders to elect the number of directors required to be elected at any meeting of shareholders. If there is not then a quorum of directors or if there has been a failure to elect the


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number of directors required by the articles, the directors then in office shall forthwith call a special meeting of shareholders to fill the vacancy and, if they fail to do so or if there are no directors then in office, the meeting may be called by any shareholder.

2.07 Defect in Appointment. An act done by a director or an officer is not invalid by reason only of any defect that is thereafter discovered in his appointment, election or qualification.

                          THREE - MEETINGS OF DIRECTORS

3.01 Place of Meetings. Meetings of the board of directors may be held at the registered office of the Corporation or at any other place within or outside Ontario. In any financial year of the Corporation, a majority of the meetings of the board need not be held within Canada.

3.02 Quorum. A majority of the number of directors shall constitute a quorum at any meeting of directors and, notwithstanding any vacancy among the directors, a quorum of directors may exercise all the powers of the directors.

3.03 Canadian Majority. Directors shall not transact business at a meeting of directors unless a majority of the directors present are resident Canadians except where: (a) a resident Canadian director who is unable to be present approves in writing or by telephone or other communications facilities the business transacted at the meeting; and (b) a majority of resident Canadian directors would have been present had the director been present at the meeting.

3.04 Calling of Meetings. Meetings of the board shall be held from time to time at such place, at such time and on such day as the chairman of the board (if any) or the managing director or the president or a vice-president who is a director or any two directors may determine and the secretary shall call meetings when directed or authorized by the chairman of the board or the managing director or the president or a vice-president who is a director or any two directors. Notice of every meeting so called shall be given to each director not less than 48 hours before the time when the meeting is to be held, except that no notice of a meeting shall be necessary if all the directors are present or if those absent have waived notice of or otherwise signified their consent to the holding of such meeting. A notice need not specify the purpose of the business to be transacted at a meeting except where the Act requires such purpose or business to be specified.

3.05 Regular Meetings. The board may appoint a day or days, in any month or months for regular meetings at a place and hour to be named. A copy of any resolution of the board fixing the place and time of regular meetings of the board shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meetings except where the Act requires the purpose thereof or the business to be transacted thereat to be specified.


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3.06 Votes to Govern.  At all  meetings of the board,  every  question  shall be decided by a majority of the votes cast on the question. In case of an equality of votes the Chairman of the meeting in addition to his original vote, shall have a second or casting vote.

3.07 Dissent. A director who is present at a meeting of directors or committee or directors is deemed to have consented to any resolution passed or action taken thereat unless: (a) he requests that his dissent be or his dissent is entered in the minutes of the meeting; (b) he sends his written dissent to the secretary of the meeting before the meeting is terminated; or (c) he sends his dissent by registered mail or delivers it to the registered office of the Corporation immediately after the meeting is terminated. A director who was not present at a meeting at which a resolution was passed or action taken is deemed to have consented thereto unless, within seven days after he becomes aware of the resolution, he: (a) causes his dissent to be placed with the minutes of the meeting; or (b) sends his dissent by registered mail or delivers it to the registered office of the Corporation.

3.08 Disclosure of Interest in Contract. Every director or officer of the Corporation who is a party to a material contract or proposed material contract with the Corporation or is a director or officer of has a material interest in any corporation which is a party to a material contract or proposed material contract with the Corporation shall disclose in writing to the Corporation or request to have entered in the minutes of a meeting of directors the nature and extent of his interest at the time and in the manner as required by section 132 of the Act.

3.09 Waiver of Notice. A Director may in any manner waive a notice of meeting of directors and attendance of a director at a meeting of directors is a waiver of notice of the meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

3.10 Participation by Telephone. A director may, if all the directors of the Corporation present at or participating in the meeting consent, participate in a meeting of directors or of a committee of directors by means of such telephone, electronic or other communications facilities as permit all persons participating at the meeting to communicate with each other simultaneously and instantaneously and a director participating in such meeting is deemed to be present at that meeting.

3.11 Adjournment. Notice of an adjourned meeting of directors is not required to be given if the time and place of the adjourned meeting is announced at the original meeting.

3.12 Delegation. The directors may delegate to any managing director, who is a resident Canadian, or any committee of directors, a majority of which are resident Canadians, any of the powers of the directors, other than as herein provided.


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3.13.  Limits on Authority.  Notwithstanding  Article 3.12, no managing director and no committee of director may:

     (a) submit to the shareholders any question or matter requiring the approval of the shareholders;

     (b) fill a vacancy among the directors or in the office of auditor or appoint or remove any of the chief executive officer, however designated, the chief financial officer, however designated, or the chairman or president of the Corporation;

     (c) subject to the Act, issue securities, except in the manner and on the terms authorized by the directors;

     (d)  declare dividends;

     (e)  purchase,   redeem  or  otherwise   acquire   shares   issued  by  the
          Corporation;

     (f) pay a commission in consideration of the purchase of shares from the Corporation or any other person, or the procuring or agreement to procure such purchasers;

     (g) approve a management proxy circular referred to in Part VIII of the Act;

     (h) approve a take-over bid circular, directors' circular or issuer bid circular referred to in Part XX of the Securities Act;

     (i) approve any financial statements referred to in clause 154(l)(b) of the Act and Part XVIII of the Securities Act; or

     (j)  adopt, amend or repeal by-laws.

3.14 Resolution in Lieu of Meeting. A resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of directors or committee of directors is as valid as if it had been passed at a meeting of directors or committee of directors. A copy of every such resolution shall be kept with the minutes of the proceedings of the directors or committee of directors.

3.15 One Director Meeting. If the Corporation has only one director, that director may constitute a meeting.

                       FOUR - REMUNERATION AND PROTECTION

4.01 Remuneration. Subject to the articles, the by-laws or any unanimous shareholder agreement, the directors shall be paid such remuneration as may from time to time be determined by the board. Such remuneration shall be in addition to any salary or professional fees payable to a director who serves the Corporation in any other capacity. In addition, directors shall be paid such sums in respect of their


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out-of-pocket  expenses incurred in attending board,  committee or shareholders'
meetings or otherwise in respect of the performance by them of their duties as the board may from time to time determine.

4.02 Indemnity of Directors and Officers. Subject to the limitations contained in the Act, every director or officer of the Corporation, every former director or officer of the Corporation or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor and his heirs and legal representatives shall, from time to time, be indemnified and saved harmless by the Corporation from and against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such corporation or body corporate if: (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

4.03 Insurance. Subject to the limitations contained in the Act, the Corporation may purchase and maintain such insurance for the benefit of its directors and officers or such as the board may from time to time determine.

                                 FIVE - OFFICERS

5.01 Appointment. Subject to any unanimous shareholder agreement, the board may from time to time appoint such officers as the board may determine. None of the said officers need be a director except the chairman of the board (if any). Any two of the said offices may be held by the same person. A director may be appointed to any office of the Corporation.

5.02 Term, Remuneration and Removal.

     (a) Terms of Employment. The terms of employment and remuneration of all officers appointed by the board, including the chairman of the board (if any), the managing director, the president and the chief executive officer shall be determined from time to time by resolution of the board. The fact that any officer or employee is a director or shareholder shall not disqualify him from receiving such remuneration as may be determined. All officers in the absence of agreement to the contrary, shall be subject to removal by resolution of the board at any time without cause.

     (b) President and Chief Executive Officer. The president and the chief executive officer shall be the chief operating officers, and each shall have such other powers and duties as the board may from time to time specify.


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5.03  Vacancies.  If any office  shall be or become  vacant by reasons of death, resignation or in any other manner whatsoever, the board may appoint an officer to fill such vacancy.

5.04 Agents and Attorneys. The board shall have power from time to time to appoint agents or attorneys for the Corporation in or out of Canada, with such powers of management or otherwise (including the power to sub-delegate) as may be thought fit.

5.05 Fidelity Bonds. The board may require such officers, employees and agents of the Corporation as it deems advisable to furnish bonds for the faithful performance of their duties, in such form and with such surety as the board may from time to time prescribe.

                         SIX - MEETINGS OF SHAREHOLDERS

6.01 Annual Meetings. The directors of the Corporation shall call an annual meeting of shareholders not later than 18 months after the Corporation comes into existence and subsequently not later than 15 months after holding the last preceding annual meeting. The annual meeting of the shareholders of the Corporation shall be held at such time and on such day, in each year as the board may from time to time determine, for the purpose of considering the financial statements, auditor's or accountant's report, election of directors and re-appointment of the incumbent auditor or accountant.

6.02 Special Meetings. The board, the chairman of the board, the managing director or the president may at any time call a special meeting of shareholders for the transaction of any business which may properly be brought before such a meeting of shareholders. All business transacted at a special meeting and all business transacted at an annual meeting of shareholders, except consideration of the minutes of an earlier meeting, the financial statements and auditor's report, election of directors and reappointment of the incumbent auditor or accountant, is deemed to be special business.

6.03 Place of Meetings. Meetings of shareholders shall be held at the registered office of the Corporation or at such other place in or outside Ontario as the directors may from time to time determine.

6.04 Notice of Meetings. Notice of the time and place of each meeting of shareholders shall be sent no less than 10 days and not more than 50 days before the date of the meeting to the auditor or accountant of the Corporation, to each director of the Corporation and to each shareholder who at the close of business on the record date for notice, if any, is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting. Notice of a special meeting of shareholders shall state:

     (a) the nature of the business to be transacted at the meeting in sufficient detail to permit the shareholders to form a reasoned judgment thereon; and


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     (b)  the text of any special  resolution  or by-law to be  submitted to the meeting.

A shareholder and any other person entitled to attend a meeting of shareholders may in any manner at any time waive notice of a meeting of shareholders, and the attendance of any such person at a meeting of shareholders is a waiver of notice of the meeting, except where he attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

6.05 Record Date for Notice. The board may fix in advance a record date, preceding the date of any meeting of shareholders by not more than 50 days and not less than 21 days for the determination of the shareholders entitled to notice of the meeting, provided that notice of any such record date is given not less than 7 days before such record date by newspaper advertisement in the manner provided in the Act. If no record date is so fixed, the record date for the determination of shareholders entitled to notice of the meeting shall be the close of business on the day immediately preceding the day in which notice of the meeting is given, and, if no notice is given, the day on which the meeting is held.

6.06 List of Shareholders Entitled to Notice. For every meeting of shareholders, the Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares entitled to vote at the meeting held by each shareholder. If a record date for the meeting is fixed pursuant to Article 6.05, the shareholders listed shall be those registered at the close of business on a day not later than 10 days after such record date. If no record date is fixed, the shareholders listed shall be those registered at the close of business on the day immediately preceding the day on which notice of the meeting is given, or where no such notice is given, the day on which the meeting is held. The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where the securities register is kept and at the place where the meeting is held.

6.07 Persons Entitled to be Present. The only persons entitled to attend a meeting of shareholders shall be those entitled to vote thereat, the directors and the auditor or the accountant of the Corporation and others who although not entitled to vote are entitled or required under any provisions of the Act or by-laws of the Corporation to be present at the meeting. Any other person may be admitted only on the invitation of the Chairman of the meeting or with the consent of the meeting.

6.08 Quorum. The holders of a majority of the shares entitled to vote at a meeting of shareholders, present in person or represented by proxy, shall constitute a quorum at any meeting of the shareholders (unless a greater number of shareholders and/or a greater number of shares are required to be represented by the Act or the articles or any other by-law of the Corporation). If a quorum is present at the opening of a meeting of shareholders, the shareholders present may, unless the by-laws otherwise provide, proceed with the business of the meeting, notwithstanding that a quorum is not present throughout the meeting. If a quorum is not present at the opening of a meeting of shareholders, the shareholders present may adjourn the meeting to a fixed time and place, but may not transact any other business.


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6.09 One  Shareholder  Meeting.  If the  Corporation has only one shareholder or only one holder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting.

6.10 Right to Vote. Subject to the provisions of the Act as to authorized representatives of any other body corporate, at any meeting of shareholders in respect of which the Corporation has prepared the list referred to in Article 6.06, every person who is named in such list shall be entitled to vote the shares shown thereon opposite his name except, where the Corporation has fixed a record date in respect of such meeting pursuant to Article 6.05, to the extent that such person has transferred any of his shares after such record date and the transferee, upon producing properly endorsed certificates evidencing such shares or otherwise establishing that he owns such shares, demands not later than 10 days before the meeting that his name be included to vote the transferred shares at the meeting. In the absence of a list prepared as aforesaid in respect of a meeting of shareholders, every person shall be entitled to vote at the meeting who at the time is entered in the securities register as the holder of one or more shares carrying the right to vote at such meeting. At any meeting of shareholders, unless the articles otherwise provide, each share of the Corporation entitles the holder thereof to one vote at a meeting of shareholders.

6.11 Resolution in Lieu of Meeting. A resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of shareholders and a resolution in writing dealing with all matters required by the Act to be dealt with at a meeting of shareholders and signed by all the shareholders entitled to vote at that meeting satisfies all the requirements of the Act relating to that meeting of shareholders. A copy of every resolution referred to above shall be kept with the minutes of the meetings of shareholders.

6.12 Joint Shareholders. Where two or more persons hold the same share or shares jointly, one of those holders present at a meeting of shareholders may in the absence of the others vote the shares, but if two or more of such persons who are present in person or by proxy vote, they shall vote as one on the shares jointly held by them.

6.13 Proxies. Every shareholder entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxyholder or one or more alternate proxyholders who need not be shareholders to attend and act at the meeting in the manner, to the extent authorized by the proxy and with the authority conferred by the proxy. A proxy shall be in writing and executed by the shareholder or by his attorney authorized in writing or if the shareholder is a body corporate by an officer or attorney thereof duly authorized. Subject to the requirements of the Act, the instrument may be in such form as the directors from time to time prescribe or in such other form as the Chairman of the meeting may accept as sufficient. It shall be deposited with the Secretary of the meeting before any vote is taken under its authority or at such earlier time and in such manner as the board may prescribe.

6.14 Scrutineers. At each meeting of shareholders one or more scrutineers may be appointed by a resolution of the meeting or by the Chairman with the consent of the meeting to serve at the meeting. Such scrutineers need not be shareholders of the Corporation.


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6.15 Votes to Govern.  Unless otherwise required by the Act, the articles or the by-laws of the Corporation, all questions proposed for the consideration of the shareholders at a meeting shall be decided by a majority of the votes cast thereon. In the case of an equality of votes, the Chairman shall not have a second or casting vote in addition to the vote or votes to which he may be entitled as a shareholder.

6.16 Show of Hands. At all meetings of shareholders every question shall be decided by a show of hands unless a ballot thereon be required by the Chairman or be demanded by a shareholder or proxyholder present and entitled to vote. Upon a show of hands, every person present and entitled to vote, has one vote regardless of the number of shares he represents. After a show of hands has been taken upon any question, the Chairman may require or any shareholder or proxyholder present and entitled to vote may demand a ballot thereon. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon be so required or demanded, a declaration by the Chairman that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the question. The result of the vote so taken and declared shall be the decision of the Corporation on the question. A demand for a ballot may be withdrawn at any time prior to the taking of the ballot.

6.17 Ballot. If a ballot is required by the Chairman of the meeting or is demanded and the demand is not withdrawn, a ballot upon the question shall be taken in such manner as the Chairman of the meeting directs.

6.18 Adjournment. The Chairman of a meeting of shareholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting from time to time and from place to place.

                                 SEVEN - SHARES

7.01 Issue. Shares in the Corporation may be issued at such time and to such person or persons or class of persons as the directors may determine.

7.02 Commissions. The directors may authorize the Corporation to pay a reasonable commission to any person in consideration of his purchasing or agreeing to purchase shares of the Corporation from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

7.03 Share Certificates. Every holder of one or more shares of the Corporation is entitled at his option, without payment, to a share certificate or a non-transferable written acknowledgment of his right to obtain a share certificate from the Corporation in respect of the share or shares of the Corporation held by him, but the Corporation is not bound to issue more than one share certificate in respect of a share or shares held jointly by several persons, and delivery of a share certificate to one of several joint shareholders is sufficient delivery to all. Share certificates shall be in such form or forms as the directors from time to time approve. Unless otherwise ordered by the directors, the share certificates shall be signed manually by at least one director or officer of the Corporation or by or on behalf of a registrant, transfer agent branch transfer agent or issuing or other authenticating agent of the Corporation or by a trustee who certifies it in accordance with a trust indenture, and any additional signatures required on a certificate may be printed or otherwise mechanically reproduced thereon. A certificate need not be under the corporate seat of the Corporation.

7.04 Replacement of Share Certificates. In case of the defacement, destruction, theft or loss of a share certificate held by any shareholder, the fact of such defacement, destruction, theft or loss shall be reported by the owner to the Corporation or to a registrar, transfer agent, branch transfer agent or issuing or other authenticating agent of the Corporation (hereafter referred to as the "Corporation's transfer agents and registrars) with a statement verified by oath or statutory declaration as to the defacement, destruction, theft or loss and the circumstances concerning the same and a request for the issuance of a new certificate to replace the one so defaced, destroyed, stolen or lost. Upon the giving to the Corporation or the Corporation's transfer agents and registrars, of a bond of a surety company (or other security approved by the board of directors or by the solicitors of the Corporation) in such form as is approved by the board of directors, the chairman of the board (if any), the president, a vice-president, the secretary or the treasurer of the Corporation or by the solicitors of the Corporation, indemnifying the Corporation (and the Corporation's transfer agents and registrars, if any) against all loss, damage or expense to which the Corporation and/or the Corporation's transfer agents and registrars may be put to or be liable for any reason of the issuance of a new certificate to such shareholder, a new certificate may, on payment of a fee not exceeding Three Dollars ($3.00), be issued in replacement of the one defaced, destroyed, stolen or lost, if such issuance is ordered and authorized by the chairman of the board (if any), the president, a vice-president, the secretary or the treasurer of the Corporation or by resolution of the board of directors or by the solicitors of the Corporation.

7.05 Securities Records. The directors may from time to time appoint an agent to maintain the central securities register for the shares of the Corporation and, if deemed advisable, one or more branch securities registers, provided that such securities register is maintained in accordance with the Act.

7.06 Lien on Shares. The Corporation has a lien on any share or shares registered in the name of a shareholder or his legal representative for any debt of that shareholder to the Corporation.

7.07 Enforcement of Lien. The lien referred to in the preceding section may be enforced by any means permitted by law and:

     (a) where the share or shares are redeemable pursuant to the articles of the Corporation, by redeeming such share or shares and applying the redemption price to the debt;

     (b) subject to the Act, by purchasing the share or shares for cancellation for a price equal to the book value of such share or shares and applying the proceeds to the debt;

     (c) by selling the share or shares to any third party whether or not such party is at arms length to the Corporation, and including, without limitation, any officer or director of the Corporation, for the best price which the directors consider to be obtainable for such share or shares; or

     (d) by refusing to register a transfer of such share or shares until the debt if paid.

                                EIGHT - DIVIDENDS

8.01 Declaration. Subject to the Act and articles, the directors may from time to time declare dividends payable to the shareholders according to their respective rights in the Corporation. Such dividend may be paid by issuing fully paid shares of the Corporation and subject to of the Act, the Corporation may pay a dividend in money or property.

8.02 Payment. A dividend payable in cash shall be paid by cheque drawn on the Corporation's bankers or one of them to the order of each registered holder of shares of the class or series in respect of which it has been declared, and mailed by ordinary mail, postage prepaid to such registered holder at his last address appearing on the records of the Corporation. In the case of joint holders, the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all such joint holders and if more than one address appears on the books of the Corporation in respect of such joint holding, the cheque shall be mailed to the first address so appearing. The mailing of such cheque as aforesaid shall satisfy and discharge all liability for the dividend to the extent of the sum represented thereby, unless such cheque be not paid on presentation.

8.03 Non-Receipt of Cheque. In the event of the non-receipt of any cheque for a dividend by the person to whom it is so sent as aforesaid, the Corporation on proof of such non-receipt and upon satisfactory indemnity being given to it shall issue to such person a replacement clique for a like amount.

8.04 Record Date for Dividends and Rights. The board may fix in advance a date, preceding by not more than fifty (50) days the date for the payment of any dividend or the date for the issue of any warrant or other evidence of right to subscribe for securities of the Corporation, as a record date for the determination of the persons entitled to receive payment of such dividend or to exercise the right to subscribe for such securities, provided that notice of any such record date is given, not less than fourteen (14) days before such record date, by newspaper advertisement in the manner provided in the Act. Where no record date is fixed in advance as aforesaid, the record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the Corporation shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the board.

                     NINE - LOANS TO SHAREHOLDERS AND OTHERS

9.01 Loans to Shareholders and Others. The Corporation may from time to time give financial assistance by means of a loan, guarantee, mortgage, collateral mortgage or otherwise:

     (a) to any person on account of expenditures incurred or to be incurred on behalf of the Corporation;

     (b) to its holding body corporate if the Corporation is a wholly-owned subsidiary of the holding body corporate;

     (c) to a subsidiary body corporate of the Corporation, unless there are reasonable grounds for believing that:

          (i) the Corporation is or, after giving the financial assistance, would be unable to pay its liabilities as they become due; or

          (ii) the realizable value of the Corporation's assets, excluding the amount of any financial assistance in the form of a loan and in the form of any secured guarantee would be, after giving the financial assistance, less than the aggregate of the Corporation's liabilities and stated capital of all classes.

                              TEN - FINANCIAL YEAR

10.01 Financial Year. The first financial period of the Corporation and thereafter the financial year of the Corporation shall terminate on such date as the directors may by resolution determine.

                                ELEVEN - NOTICES

11.01 Method of Giving. Any notice, communication or other document to be given by the Corporation to a shareholder, director, officer, auditor or accountant of the Corporation under any provision of the articles or by-laws shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his last address as shown on the records of the Corporation or if mailed by prepaid post in a sealed envelope addressed to him at his last address shown on the records of the Corporation or if telegraphed. The secretary may change the address on the records of the Corporation of any shareholder in accordance with any information believed by him to be reliable. A notice, communication or document so delivered shall be deemed to have been given when it is delivered personally or at the address aforesaid; a notice, communication or document so mailed shall be deemed to have been given when it is deposited in a post office or public letter box and a telegraphed notice shall be deemed to have been given when it is delivered to the appropriate communication company or agency or its representative for dispatch.

11.02 Computation of Time. In computing the date when notice must be given under any provision of the articles or by-laws requiring a specified number of days' notice of any meeting or other event, the date of giving the notice shall, unless otherwise provided, be included.

11.03 Omissions and Errors. The accidental omissions to give any notice to any shareholder, director, officer or auditor or the non-receipt of any notice by any shareholder, director, officer or auditor or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

11.04 Notice to Joint Shareholders. All notices with respect to any shares registered in more than one name may, if more than one address appears on the records of the Corporation in respect of such joint holding, be given to such joint shareholders at the first address so appearing and notice so given shall be sufficient notice to all the holders of such shares.

11.05 Persons Entitled by Death or Operation of Law. Every person who by operation of law, transfer, the death of a shareholder or otherwise becomes entitled to shares, is bound by every notice in respect of such shares which has been duly given to the registered holder of such shares prior to his name and address being entered on the records of the Corporation.

11.06 Waiver of Notice. Any shareholder (or his duly appointed proxy), director, officer or auditor may waive any notice required to be given under the articles or by-laws of the Corporation and such waiver, whether given before or after the meeting or other event of which notice is required to be given, shall cure any default in the giving of such notice.

11.07 Signatures to Notices. The signatures to any notice to be given by the Corporation may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.

                         TWELVE - EXECUTION OF DOCUMENTS

12.01 Signing Officers. The directors are authorized from time to time by resolution to appoint any officer or officers or any other person or persons on behalf of the Corporation either to sign contracts, documents or instruments in writing requiring the signature of the Corporation generally or to sign specific contracts, documents or instruments in writing and all contracts, documents or instruments in writing so signed shall be binding on the Corporation without any further authorization or formality.

12.02 Seal. Any person authorized to sign any documents may affix the corporate seal thereto, although a document is not invalid merely because a corporate seal is not affixed thereto.

Passed by the directors and confirmed by the shareholders of the Corporation entitled to vote thereon on the 18th day of November, 1999.

                                        /s/ Dennis P. LaBuick
                                        ----------------------------------------
                                        Dennis P. LaBuick, Secretary

                                  BY-LAW NO. 2

           A by-law respecting the borrowing of money, the issuing of securities and the securing of liabilities by

                             1375400 ONTARIO LIMITED
                              (the "Corporation").

BE IT ENACTED as a by-law of the Corporation as follows:

1. Without limiting the borrowing powers of the Corporation as set forth in the Business Corporations Act (Ontario) (the "Act"), but subject to the articles and any unanimous shareholder agreement, the board may from time to time on behalf of the Corporation without authorization of the shareholders:

     (a)  borrow money on the credit of the Corporation;

     (b)  issue, re-issue, sell or pledge debt obligations of the Corporation;

     (c) give a guarantee on behalf of the Corporation to secure performance of an obligation of any person;

     (d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation owned or subsequently acquired, to secure any obligation of the Corporation; and

     (e) by resolution, delegate any or all such powers to a director, a committee of directors or an officer of the Corporation.

Passed by the directors and confirmed by the shareholders of the Corporation entitled to vote thereon on the 18th day of November, 1999.

                                        /s/ Dennis P. LaBuick
                                        ----------------------------------------
                                        Dennis P. LaBuick, Secretary